Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2022
Broad-based Contributions Drive Strong Performance
Raises Revenue and Profit Guidance for Full-year Fiscal 2022

Increases Quarterly Dividend by 16%

BOSTON, November 3, 2022 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal third quarter ended October 1, 2022.
“Continued momentum in the business and demand for our services drove CRA’s quarterly revenue to $148.4 million, representing 8.8% year-over-year growth,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our performance was broad based, with seven of our eleven practices expanding year over year and five of those practices – Antitrust & Competition Economics, Auctions & Competitive Bidding, Energy, Finance, and Labor & Employment – delivering double-digit revenue growth. Our North American operations expanded third-quarter revenue by more than 10% year over year. Revenue from our international operations was flat on a reported basis, but grew by 16% when adjusted for currency headwinds. We continue to effectively manage the business, mitigating cost pressures and converting CRA’s top-line performance into strong profitability.”
Highlights for Third Quarter Fiscal 2022
•Revenue grew 8.8% year over year to $148.4 million.
•Utilization was 74%, and quarter-end headcount increased 3.3% year over year.
•Net income increased 8.5% year over year to $11.9 million, or 8.0% of revenue, compared with $10.9 million, or 8.0% of revenue, in the third quarter of fiscal 2021; non-GAAP net income increased 8.7% year over year to $11.9 million, or 8.0% of revenue, compared with $10.9 million, or 8.0% of revenue, in the third quarter of fiscal 2021.
•Earnings per diluted share increased 13.2% year over year to $1.63 from $1.44 in the third quarter of fiscal 2021; non-GAAP earnings per diluted share increased 13.9% year over year to $1.64 from $1.44 in the third quarter of fiscal 2021.
•Non-GAAP EBITDA increased 21.3% to $19.6 million, or 13.2% of revenue, compared with $16.2 million, or 11.9% of revenue, in the third quarter of fiscal 2021.
•On a constant currency basis relative to the third quarter of fiscal 2021, revenue, GAAP net income, and earnings per diluted share would have been higher by $4.2 million, $0.7 million, and $0.10 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and EBITDA would have been higher by $0.7 million, $0.09 per diluted share, and $0.9 million, respectively.
•CRA returned $7.2 million of capital to its shareholders, consisting of $2.2 million of dividend payments and $5.0 million for share repurchases of approximately 52,000 shares.

Management Commentary and Financial Guidance
“Through the first three quarters of fiscal 2022, on a constant currency basis relative to fiscal 2021, we have generated total revenue of $454.1 million and non-GAAP EBITDA of $59.6 million, achieving a margin of 13.1%,” said Maleh. “Reflecting the continued strength and quality of our business, we are raising our revenue and profit guidance. For full-year fiscal 2022, on a constant currency basis relative to fiscal 2021, we expect revenue in the range of $600 million to $608 million, and non-GAAP EBITDA margin in the range of 12.5% to 13.0%. This new guidance compares with a prior revenue range of $585 million to $605 million and a prior non-GAAP EBITDA margin range of 11.3% to 12.0%. While we are pleased with CRA’s performance through the first nine months of the year, we remain mindful that uncertainties around global economic, business, health, and political conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Quarterly Dividend
On November 3, 2022, CRA announced that it increased its quarterly cash dividend by 16% from $0.31 to $0.36 per common share. The dividend will be payable on December 9, 2022 to shareholders of record as of November 29, 2022. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its third-quarter 2022 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis for the fiscal year-to-date period ended October 1, 2022 relative to the fiscal year-to-date period ended October 2, 2021, revenue and EBITDA would have been higher by $8.2 million and $1.3 million, respectively.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2022 on a constant currency basis relative to fiscal 2021 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
OCTOBER 1, 2022 COMPARED TO OCTOBER 2, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	October 1, 2022	As a % of Revenue	October 2, 2021	As a % of Revenue	October 1, 2022	As a % of Revenue	October 2, 2021	As a % of Revenue
Revenues	$148,441	100.0%	$136,412	100.0%	$445,925	100.0%	$431,167	100.0%
Cost of services (exclusive of depreciation and amortization)	102,267	68.9%	95,980	70.4%	309,403	69.4%	306,396	71.1%
Selling, general and administrative expenses	28,246	19.0%	24,490	18.0%	82,026	18.4%	71,740	16.6%
Depreciation and amortization	3,034	2.0%	3,141	2.3%	9,060	2.0%	9,657	2.2%
Income from operations	14,894	10.0%	12,801	9.4%	45,436	10.2%	43,374	10.1%

Interest expense, net	(667)	-0.4%	(183)	-0.1%	(1,343)	-0.3%	(791)	-0.2%
Foreign currency gains (losses), net	1,667	1.1%	235	0.2%	3,566	0.8%	(253)	-0.1%
Income before provision for income taxes	15,894	10.7%	12,853	9.4%	47,659	10.7%	42,330	9.8%
Provision for income taxes	4,017	2.7%	1,908	1.4%	12,713	2.9%	9,318	2.2%
Net income	$11,877	8.0%	$10,945	8.0%	$34,946	7.8%	$33,012	7.7%

Net income per share:
Basic	$1.66		$1.48		$4.81		$4.42
Diluted	$1.63		$1.44		$4.72		$4.31

Weighted average number of shares outstanding:
Basic	7,119		7,375		7,247		7,440
Diluted	7,246		7,560		7,376		7,643

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
OCTOBER 1, 2022 COMPARED TO OCTOBER 2, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	October 1, 2022	As a % of Revenue	October 2, 2021	As a % of Revenue	October 1, 2022	As a % of Revenue	October 2, 2021	As a % of Revenue
Revenues	$148,441	100.0%	$136,412	100.0%	$445,925	100.0%	$431,167	100.0%

Net income	$11,877	8.0%	$10,945	8.0%	$34,946	7.8%	$33,012	7.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	30	—%	—	—%	233	0.1%	—	—%
Tax effect on adjustments	(8)	—%	—	—%	(62)	—%	(103)	—%
Non-GAAP net income	$11,899	8.0%	$10,945	8.0%	$35,117	7.9%	$33,289	7.7%

Non-GAAP net income per share:
Basic	$1.66		$1.48		$4.83		$4.46
Diluted	$1.64		$1.44		$4.75		$4.34

Weighted average number of shares outstanding:
Basic	7,119		7,375		7,247		7,440
Diluted	7,246		7,560		7,376		7,643

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
OCTOBER 1, 2022 COMPARED TO OCTOBER 2, 2021
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	October 1, 2022	As a % of Revenue	October 2, 2021	As a % of Revenue	October 1, 2022	As a % of Revenue	October 2, 2021	As a % of Revenue
Revenues	$148,441	100.0%	$136,412	100.0%	$445,925	100.0%	$431,167	100.0%

Net income	$11,877	8.0%	$10,945	8.0%	$34,946	7.8%	$33,012	7.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	30	—%	—	—%	233	0.1%	—	—%
Tax effect on adjustments	(8)	—%	—	—%	(62)	—%	(103)	—%
Non-GAAP net income	$11,899	8.0%	$10,945	8.0%	$35,117	7.9%	$33,289	7.7%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	667	0.4%	183	0.1%	1,343	0.3%	791	0.2%
Provision for income taxes	4,025	2.7%	1,908	1.4%	12,775	2.9%	9,421	2.2%
Depreciation and amortization	3,034	2.0%	3,141	2.3%	9,060	2.0%	9,657	2.2%
Non-GAAP EBITDA	$19,625	13.2%	$16,177	11.9%	$58,295	13.1%	$53,158	12.3%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	October 1, 2022	January 1, 2022
Assets
Cash and cash equivalents	$24,093	$66,130
Accounts receivable and unbilled services, net	208,850	162,057
Other current assets	24,446	21,160
Total current assets	257,389	249,347

Property and equipment, net	46,967	53,612
Goodwill and intangible assets, net	96,504	93,117
Right-of-use assets	98,425	110,475
Other assets	54,994	48,809
Total assets	$554,279	$555,360

Liabilities and Shareholders’ Equity
Accounts payable	$26,387	$23,511
Accrued expenses	132,641	156,314
Current portion of lease liabilities	15,478	14,337
Revolving line of credit	45,000	—
Other current liabilities	11,531	18,924
Total current liabilities	231,037	213,086
Non-current portion of lease liabilities	108,936	124,464
Other non-current liabilities	13,631	11,976
Total liabilities	353,604	349,526

Total shareholders’ equity	200,675	205,834
Total liabilities and shareholders’ equity	$554,279	$555,360

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	October 1, 2022	October 2, 2021
Operating activities:
Net income	$34,946	$33,012
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of effect of acquired business:
Non-cash items, net	21,723	20,665
Accounts receivable and unbilled services	(48,853)	(22,041)
Working capital items, net	(42,831)	(17,733)
Net cash provided by (used in) operating activities	(35,015)	13,903

Investing activities:
Purchases of property and equipment, net	(2,999)	(1,730)
Consideration paid for acquisition, net	(10,185)	—
Net cash used in investing activities	(13,184)	(1,730)

Financing activities:
Issuance of common stock, principally stock options exercises	760	5,005
Borrowings under revolving line of credit	124,000	72,000
Repayments under revolving line of credit	(79,000)	(66,000)
Payments for debt issuance costs	(1,008)	—
Tax withholding payments reimbursed by shares	(1,002)	(588)
Cash paid for contingent consideration	—	(2,357)
Cash dividends paid	(6,860)	(5,903)
Repurchase of common stock	(27,630)	(39,977)
Net cash provided by (used in) financing activities	9,260	(37,820)

Effect of foreign exchange rates on cash and cash equivalents	(3,098)	(365)

Net decrease in cash and cash equivalents	(42,037)	(26,012)
Cash and cash equivalents at beginning of period	66,130	45,677
Cash and cash equivalents at end of period	$24,093	$19,665

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(201)	$(7)
Right-of-use assets obtained in exchange for lease obligations	$2,146	$1,751
Restricted common stock issued for contingent consideration	$—	$2,250
Supplemental cash flow information:
Cash paid for taxes	$11,407	$12,484
Cash paid for interest	$1,026	$528
Cash paid for amounts included in operating lease liabilities	$15,864	$15,556